Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated April 26, 2011 relating to the consolidated financial statements of Orchard Supply Hardware Stores Corporation and subsidiaries as of January 29, 2011 and January 30, 2010 and for each of the three years in the period ended January 29, 2011, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

June 23, 2011